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                                 Exhibit 10.41


                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT, made and entered into as of March 7, 2003 by and between HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC., a South Carolina corporation ("Seller"), and HOLIDAY KAMPER COMPANY OF COLUMBIA, INC., a South Carolina corporation (the "Buyer").

                                  WITNESSETH:

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller inventory and certain intangible assets of Seller relating to Seller's recreation vehicle dealership located in Spartanburg, South Carolina (the "Business") and Seller desires to lease to Buyer and Buyer desires to lease from Seller the real estate where the Business operates and the tangible personal property (excluding the inventory) used in the operation of the Business and located in Spartanburg, South Carolina, all as provided in this Agreement,

         NOW, THEREFORE, in consideration of these premises and of the covenants, conditions, promises and for One and no/100 dollars ($1.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto mutually agree as follows:

                                   SECTION 1
          PURCHASE AND SALE OF ASSETS; ASSUMPTION OF ASSUMED CONTRACTS

         1.1 Agreement of Sale and Purchase of Certain Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, bargain, assign, transfer and convey to Buyer and Buyer hereby agrees to purchase and acquire the following assets used in the Business (the "Assets") on the terms and conditions set forth in this Agreement for the purchase price set forth below which shall be payable as provided in Section 5.3 below:

                  (a) New Recreation Vehicles. The new, unused and undamaged recreation vehicles in Seller's inventory as of the close of business on the date immediately preceding the Closing Date as defined in Section 5.1 (the "New RV Vehicle Inventory"). The purchase price for all 2003 model year recreation vehicles included in the New RV Vehicle Inventory shall be an amount equal to the manufacturer's invoice cost (including freight), less the manufacturer's holdback, rebates, or other allowances or credits (including financing allowances or interest credits) in respect to such vehicles unless such amounts have not been received by Seller in which case Seller shall assign its rights to receive such amounts to Buyer (the "Net Invoice Cost"), plus Seller's cost of pre-delivery inspection to the extent not theretofore reimbursed by the manufacturer if the unit has been in inventory for less than 180 days. The purchase price for any 2002 model year recreation vehicles shall be 90% of Net Invoice Cost. The purchase price for any 2001 model year recreation vehicles shall be 85% of Net Invoice Cost. The purchase price for any 2000 model year or older recreation vehicles shall be 80% of Net Invoice Cost


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                  (b)      Used Recreation Vehicles. All used recreation
         vehicles in Seller's inventory as of the close of business on the date immediately preceding the Closing Date (the "Used RV Vehicle Inventory"). The purchase price for the Used RV Vehicle Inventory shall be the market value as mutually agreed by Seller and Buyer.

                  (c) Parts and Accessories. All new undamaged and usable parts and accessories in Seller's inventory on the date immediately preceding the Closing Date (the "Parts and Accessories Inventory"). The purchase price for the Parts and Accessories Inventory shall be
         (i) 90% of book value as of the Closing Date for parts and accessories that have been in inventory for less than one year, (ii) 50% of book value as of the Closing Date for parts and accessories that have been in inventory for one year or more but less than two years, and (iii) 10% of book value as of the Closing Date for parts and accessories that have been in inventory for two years or more.

                  (d) Current Accounts Receivable. The open accounts receivable and warranty receivables that are less than sixty (60) days past invoice date (the "Current Accounts Receivable"). The purchase price for the Current Accounts Receivable shall be the face amount of the Current Accounts Receivable less any discounts, allowances or credits available against the Current Accounts Receivable and less a reasonable amount for bad debts; provided that Buyer may exclude for credit reasons any accounts receivable from the Current Accounts Receivable that Buyer is purchasing.

                  (e) Supplies. All new tires, gasoline, oil and grease, propane, and all unopened or unused paint and shop supplies in Seller's inventory on the date immediately preceding the Closing Date and which have not been held by Seller in its inventory for more than three (3) months (the "Other Inventories"). The Other Inventories shall be priced at an amount equal to 90% of Seller's book value; provided that the purchase price for the Other Inventories shall not exceed $5,000 in the aggregate.

                  (f) Work in Process. All partially completed service, warranty and body shop orders in process on the date immediately prior to the Closing Date (the "Work in Process"). The Work in Process shall be priced at an amount equal to the cost of original parts and accessories plus Seller's actual labor costs. All sublet repairs, if any, shall be priced at net cost to Seller to be based upon an audit of the repair orders as of such date.

                  (g) Intangible Assets and Seller's Records, Customer Lists and Files, Relinquishment of Franchise. The following intangible assets of Seller arising from or used in connection with the conduct of Seller's Business: (i) all trade names and logos used by Seller in the conduct of the Business other than those containing the name "Holiday RV Superstores" and "Recreation USA," (ii) all goodwill of the Business; (iii) all transferable rights, permits and licenses of Seller necessary for the continued conduct of the Business by Buyer;
         (iv) such books and records other than financial records necessary for the continued conduct of the Business by Buyer, including, without limitation, registration lists for new vehicles, owner's follow-up lists, names and addresses of all


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         service customers, copies of all customers new and used vehicle sales files, all warranty repair and claim records, all service files and used "hard" copies of shop repair orders for vehicles; (v) telephone and facsimile numbers of the Business at the Premises (excluding any toll-free numbers for Seller and its affiliates), (vi) all of Seller's rights in promotional literature, advertising materials, signage and other similar materials relating to the Business and the promotion of the Business; and (vii) all of Seller's rights, to the extent transferable, in and to Seller's agreements with the manufacturers of the new recreation vehicles sold at the Business (collectively, the "Intangible Assets"). The purchase price for the Intangible Assets shall be $100,000.

                  (h) Contract Rights. The contract rights (the "Contract Rights") of Seller under the leases, licenses, agreements or other contracts listed on Schedule 1.1(h) attached hereto (the "Assumed Contracts"), true, correct and complete copies of which are included in Schedule 1.1(h) attached hereto, that Seller uses in the ordinary conduct of the Business, in consideration for Buyer assuming the obligations of Seller thereunder arising from and after the Closing Date; provided further that Buyer shall not be required to assume any of the Assumed Contracts for which a consent or approval of the other party is required for such assumption if such consent or approval has not been obtained and the other party under such lease, license or contract does not provide the goods or services to be provided thereunder to Buyer. Buyer shall cooperate with Seller in getting Seller released from any obligations under the Assumed Contracts.

                  (i) Orders and Customer Advances. The undelivered customer orders and advances related to the Seller's Business ("Sales Orders") outstanding on the date immediately preceding the Closing Date; provided that Buyer shall have the right to either refuse to take any customer order that involves a trade-in unless Buyer is satisfied with the amount of the allowance for the trade-in or Buyer and Seller mutually agree to a reduction in the purchase price payable by Buyer to Seller under this Agreement to take into account the carrying costs, selling expenses and actual market value of the trade-in (in comparison with the allowance under the Sales Order) (the "Trade-in Adjustment"). At Closing, Seller shall provide to Buyer
         Schedule 1.1(i) which shall list all of the Sales Orders and the corresponding liabilities, including customer deposit and trade-in, related thereto as exist at the Closing. Buyer shall make deliveries to Seller's customers of vehicles ordered pursuant to the Sales Orders and consummate the transactions according to the terms of the Sales Orders; provided that such Sales Orders were entered into in the ordinary course of business upon commercially reasonable terms. Buyer shall also receive a credit against the purchase price for the amount of any deposits on Sales Orders received by Seller prior to the Closing which in the case of a deposit in cash shall be the amount of the cash and in the case of a deposit in kind (such as a trade-in) shall be the amount of the allowance provided in the Sales Order.

                  (j) Land Rover. The 2003 Land Rover, vehicle identification no. SALMB11413A106077 for assumption of the remaining amount financed against the vehicle which Buyer will pay off within 30 days after the Closing, plus a cash payment of $14,050.00.


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         1.2      Excluded Assets. Seller shall specifically retain the
following assets (the "Excluded Assets"):

                  (a) Cash. All cash on hand, including undeposited receipts, or on deposit in Seller's accounts and all contracts in transit.

                  (b) Real Property and Tangible Personal Property. The real property where the Business operates (the "Premises") will be leased by Seller to Buyer pursuant to the lease attached hereto as Exhibit A (the "Real Property Lease") and the tangible personal property (other than the inventories sold to Buyer), such as furniture and equipment, that is used in the Business (the "Fixed Assets") will be leased by Seller to Buyer pursuant to the lease attached hereto as Exhibit B (the "Personal Property Lease").

                  (c)      Tax Refunds. All claims for tax refunds.

                  (d)      Life Insurance. All life insurance.

                  (e)      Prepaid Insurance. All prepaid insurance.

                  (f) Cash Incentives. Any rights to receive cash incentives from the manufacturers for vehicles sold prior to Closing.

         1.3 Allocation of Purchase Price. The purchase price for the Assets shall be allocated to each of the Assets as set forth in Section 1.1 hereof. Buyer and Seller agree that the foregoing allocations of the purchase price represent the fair market value allocable to each of the Assets to be purchased by Buyer hereunder, were arrived at by arm's length negotiations and shall be used by each party in reporting the transaction contemplated by this Agreement for federal income tax purposes.

                                   SECTION 2
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

         Seller represents and warrants to Buyer that each of the following representations and warranties are true, correct and complete as of the date hereof and as of the Closing, and Seller covenants and agrees for the benefit of Buyer as follows:

         2.1 Corporate Authority, Corporate Existence and Binding Agreement. Seller has the corporate power and authority to enter into, and perform its obligations under, this Agreement. Seller (i) is a corporation organized, validly existing and in good standing under the laws of the State of South Carolina, and (ii) has the corporate power to own or lease its properties and to carry on its businesses as now being conducted. Seller has taken all necessary and proper corporate action to authorize and approve this Agreement and to consummate the transactions contemplated hereby. This Agreement is valid and binding upon Seller and enforceable against Seller in accordance with its terms.


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         2.2      Consents or Approvals Required. No filing with or consent or approval of any third party is required or necessary to effect the transfer, assignment or lease of the assets and properties of Seller to be transferred, assigned or leased to Buyer hereunder or the assignment of the Assumed Contracts by Seller to Buyer, except for the consents or approvals listed on
Schedule 2.2 attached hereto (collectively, the "Requisite Consents"). There is no charter, bylaw, lease, mortgage, agreement, instrument or other restriction of any kind or character or order, judgment or decree binding upon Seller or to which any of the Assets is subject which would be breached by or would prevent the consummation of the sale of the Assets by Seller to Buyer pursuant to this Agreement and the transactions contemplated hereby assuming the Requisite Consents are obtained.

         2.3 Title to Assets. Seller, at the Closing, will transfer valid, good and marketable title to all of the Assets being sold, transferred or assigned hereunder by Seller to Buyer, free and clear of any and all liens, claims, restrictions or other encumbrances (collectively "Liens"), except the Assumed Contracts will be subject to the respective terms thereof and except for any Liens that Buyer elects to assume pursuant to Section 5.3.

         2.4 Litigation. Except as set forth on Schedule 2.4 attached hereto, there is no action, suit, litigation, arbitration, proceeding or, to the knowledge of Seller, investigation pending, or to the knowledge of Seller threatened, against Seller, the Business or the Assets.

         2.5 Employee Handbook and Benefit Plans. Seller has provided Buyer with true, correct and complete copies of its employee handbook, the summary plan descriptions and other descriptions of its benefit plans, including vacation and sick leave policy, and the medical, life insurance and disability benefits that are currently provided to persons employed in the Business.

         2.6 Taxes. Seller has timely filed all material tax returns related to the Business and has paid all taxes and other charges shown due on such tax returns. No tax deficiency is proposed or threatened against Seller, there are no tax liens upon any of the Assets, and all taxes and other assessments and levies that Seller was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Seller for such payment.

         2.7 Sufficiency of Assets and Status of Assumed Contracts. Except for the Assets, the Assumed Contracts, the Premises and the Fixed Assets, Seller has no knowledge of any assets or contracts which are material to the Business as conducted by Seller. Each Assumed Contract is in full force and effect and enforceable against the parties thereto in accordance with its terms, (ii) no event has occurred or circumstance exists which, with the giving of notice or the lapse of time or both, would constitute a material default or an event of material default by Seller thereunder, (iii) no event has occurred or circumstance exists that, with the giving of notice or the lapse of time or both, would constitute a default or an event of default under any such contract by any other party thereto, and (iv) all rentals and other amounts due and owing by Seller or by any other party under any such contract have been paid in full, and Seller has not accepted any prepayments of any amounts owing to Seller under any such contract.

         2.8 Absence of Conflicts. The execution and delivery by Seller of this Agreement and any other instruments or documents required to be executed and delivered in connection herewith,


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the transfers and assignments of the Assets and the Assumed Contracts, and the consummation of the other transactions contemplated hereby by Seller (i) have been, or will have been by the date of Closing, authorized by such authorities or by such court of competent jurisdiction, if any, as may be required by any law applicable to Seller, (ii) will not violate any statute, law, ordinance, rule, regulation, judgment, decree, order, permit, approval or certification of any governmental, legislative, judicial, regulatory or administrative body, board or agency which may be applicable to Seller, the Business or any of the Assets, and (iii) will not conflict with any provision of the certificate of incorporation or bylaws of Seller or (with or without the giving of notice, the lapse of time, or both) result in the breach of any term or provision of, or constitute a default under, or result in the creation of any Lien against any of the Assets pursuant to any indenture, mortgage, deed of trust, contract, lease, agreement or other instrument to which Seller is a party or by which any of its properties or assets are or may be bound; provided, however, that there may be Requisite Consents that Seller is unable to obtain and will result in a technical default under such contract, but such default will not have a material adverse effect on the Business or Assets.

         2.9 Intellectual Property. There have been no claims made or, to the knowledge of Seller, threatened against Seller asserting the invalidity, abuse, misuse or unenforceability of any of the intellectual property owned by Seller and used in the Business, and such intellectual property and the use thereof by Seller, to its knowledge, does not conflict with or infringe upon the rights of others.

         2.10 Labor Disputes. There is no strike, work slowdown, grievances, claims of unfair labor practice, picketing or any other labor dispute or disturbance pending or, to the knowledge of Seller, threatened against Seller which would adversely affect the Assets or goodwill of the Business. Seller has no employment agreements with any persons employed in the Business. Schedule 2.10 attached hereto lists the employees of Seller as of the date of this Agreement along with their basic job descriptions, salary or hourly wage, bonus or commission plan (if applicable).

         2.11 ERISA Matters. To the best of Seller's knowledge each employee benefit plan of Seller in which any employee of Seller participates that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto (collectively "ERISA") is being administered in all material respects accordance with the documents and instruments governing such plans, and such documents and instruments are consistent in all material respects with those provisions of ERISA which are effective and operative as of the date of this Agreement. No such plan has incurred any material accumulated funding deficiency within the meaning of Section 302 of ERISA, whether or not waived, and Seller has not incurred any material liability (including any material contingent liability to the Pension Benefit Guaranty Corporation in connection with any such plan). To Seller's knowledge, no such plan nor any trust created thereunder nor any trustee or administrator thereof has engaged in a prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986. To Seller's knowledge, Seller has complied in all material respects with the requirements of COBRA, HIPAA and all related state statutes and regulations governing its ERISA plans. Seller makes no representation or warranty as to any employee benefit plans relating to the Union Contract, including the union pension plan.

         2.12     Environmental Matters.


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                  (a)      Except as set forth on Schedule 2.12 attached
hereto: (i) no Hazardous Material is currently located at, in, on, under or about the Premises or the Assets in a manner which requires any material cleanup or material corrective action under any Environmental Requirement; (ii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material in violation of law from the Premises or the Assets onto or into any other property or from any other property onto or into the Premises or the Assets has occurred, which has not been remediated, or is occurring; (iii) no notice of violation, lien, complaint, investigation, suit or order of any regulatory authority with respect to the environmental condition of the Premises, the Fixed Assets or the Assets is outstanding; and (iv) no underground storage tank is located on the Premises.

                  (b) "Hazardous Material" means any material on substance that, whether by its nature or use, is subject to regulation under any Environmental Requirement, including polychlorinated biphenyls, petroleum, pesticides, herbicides and asbestos. "Environmental Requirement" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Re-authorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Federal Water Pollution Control Act, all as presently in effect, any regulation pursuant thereto, or any other present law, ordinance, rule regulation, order or directive addressing environmental, health or safety issues of or by the federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

         2.13 Compliance with Applicable Laws. Except as provided Schedule 2.13, the conduct by Seller of the Business does not violate any law, statute, ordinance or regulation currently in effect, including, without limitation, the Internal Revenue Code of 1986, the Occupational Safety and Health Act and the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act and every other environmental act or law (and the respective regulations thereunder) currently in effect, the enforcement of which would materially and adversely affect the Business or the value of the Assets.

         2.14 Condition of Assets and Premises. The Premises and the tangible personal property subject to the Personal Property Lease are in good working condition and repair in all material respects, ordinary wear and tear excepted, and are not in need of maintenance or repairs, except for ordinary routine maintenance.

         2.15 Accounts Receivable. The accounts receivable included in the Current Accounts Receivable arise from valid transactions, are properly due and owing to Seller, are collectible in the ordinary course of business (except to the extent of the bad debt allowance taken into account in computing the Current Accounts Receivable) and are not subject to any offset, reduction or other claim.

                                   SECTION 3
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER


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         Buyer represents and warrants to Seller that each of the following representations and warranties are true and correct as of the date hereof and will be true and correct as of the date of Closing, and Buyer covenants and agrees for the benefit of Seller as follows:

         3.1 Authority and Binding Agreement. Buyer has the power and authority to enter into, and perform its obligations under, this Agreement. Buyer has taken all necessary and proper action to authorize and approve this Agreement and to consummate the transactions contemplated hereby. This Agreement is valid and binding upon Buyer and enforceable against Buyer in accordance with its terms.

         3.2 Existence. Buyer (i) is corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and
(ii) has the power to own or lease its properties and to carry on its business as now being conducted.

                                   SECTION 4
                        CONDITIONS PRECEDENT TO CLOSING

         4.1 Buyer's Conditions. The obligation of Buyer to purchase the Assets and otherwise consummate the transactions contemplated by this Agreement shall be conditioned upon the following:

                  (a) No Misrepresentations or Breaches by Seller. Seller shall have performed all of Seller's obligations hereunder to be performed by it under this Agreement prior to the Closing in all material respects. Each of the representations and warranties made by Seller in this Agreement or in any document delivered in connection herewith shall be true and correct on the date of the Closing in all material respects. Seller shall provide Buyer with a certificate dated the date of Closing to the effect that there shall have been no material misrepresentations or breaches hereunder by Seller.

                  (b) Performance of Seller at Closing. Seller shall have executed and delivered to Buyer all of the documents to be executed and delivered by Seller, to Buyer at Closing as contemplated by
         Section 5.1 hereof.

                  (c) No Restraints. No action or proceeding shall have been prior to or at the Closing before any court or governmental body or authority seeking to prevent the acquisition by Buyer of the Assets to be transferred under this Agreement to Buyer.

                  (d) Pay-off Letters. Buyer shall have received from each of the holders of Liens on the Assets a pay-off letter dated on or immediately prior to the Closing Date that sets forth the amount of indebtedness (including per diem interest) secured by the Liens that is required to be paid to obtain release of the Liens (the "Pay-Off Letters").

                  (e) Consents. Buyer or Seller shall have obtained, on or before the Closing Date, all of the Requisite Consents; provided that Buyer may in its sole discretion waive the requirement to obtain any Requisite Consent. Notwithstanding the foregoing, a Requisite Consent for any Assumed Contract shall not be deemed a condition precedent to closing;


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         provided that Buyer shall not be obligated to assume any such Assumed
         Contract for which the other party named in such Assumed Contract does not provide to Buyer the goods or services to be provided thereunder by such other party.

                  (f) No Material Adverse Change There shall not have occurred, in the reasonable judgment of Buyer, any material adverse change in the Business or the Assets.

                  (g) Accrued Vacation Schedule. Seller shall have delivered the Accrued Vacation Schedule described in Section 7.3(B) to Buyer.

                  (h) Due Diligence. Buyer shall have completed its due diligence on Seller, the Assets and the Business to the Buyer's satisfaction, in its sole discretion.

         4.2 Seller's Conditions. The obligations of Seller to sell the Assets and otherwise consummate the transaction contemplated by this Agreement shall be conditioned upon the following:

                  (a) No Misrepresentation or Breaches by Buyer. Buyer shall have performed all of Buyer's obligations hereunder to be performed by it under this Agreement prior to the Closing in all material respects. Each of the representations and warranties made by Buyer in this Agreement or in any document delivered in connection herewith or therewith shall be true and correct on the date of Closing in all material respects. Buyer shall provide Seller with a certificate dated the date of Closing to the effect that there shall have been no material misrepresentations or breaches hereunder by Buyer.

                  (b) Performance of Buyer at Closing. Buyer shall have executed and delivered to Seller all of the documents to be executed and delivered by Buyer to Seller at the Closing as contemplated in
         Section 5.1 hereof and shall have paid the purchase price for the Assets due at Closing.

                  (c) Consents or Approvals Required. Buyer or Seller shall have obtained, on or before the Closing Date, all of the Requisite Consents; provided that Buyer may in its sole discretion waive the requirement to obtain any Requisite Consent. Notwithstanding the foregoing, a Requisite Consent for any Assumed Contract shall not be deemed a condition precedent to closing; provided that Buyer shall not be obligated to assume any such Assumed Contract for which the other party named in such Assumed Contract does not provide to Buyer the goods or services to be provided thereunder by such other party.

                  (d) No Restraints. No action or proceeding shall have been prior to or at the Closing before any court or governmental body or authority seeking to prevent the acquisition by Buyer of the Assets to be transferred under this Agreement to Buyer, or the transfer of the Toyota and Volkswagen franchises to Buyer.

                  (e) Agreement with Adams Affiliate. Seller shall have made an agreement with an affiliate of Stephen Adams for its purchase of the current mortgage on the Premises and the subsequent transfer to such affiliate of the ownership of the Premises (subject to the


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         Real Property Lease) and the Fixed Assets (subject to the Personal
         Property Lease) in exchange for the discharge of certain indebtedness of Seller and its parent to such affiliate and other affiliates of Stephen Adams.

                                   SECTION 5
                CLOSING, APPLICATION OF PROCEEDS AND ADJUSTMENTS

         5.1 Closing. Subject to compliance by the parties hereto with their respective obligations to be performed at or prior to the Closing, the satisfaction of the respective conditions precedent to the obligations of Buyer and Seller to consummate the transaction contemplated hereby and the determination of the purchase price for the Assets pursuant to Section 5.2, the transactions contemplated by this Agreement shall be consummated (the "Closing") shall occur on the later of (i) March 7, 2003, or (ii) within two
(2) business days after the conditions precedent to Closing under Section 4 (other than performances at Closing under Sections 4.1(b) and 4.2(b)) have been satisfied or such other date as mutually agreed by Seller and Buyer (the "Closing Date") at the Business or such other location as the parties mutually agree. At the Closing, the following shall occur:

                  (a) Documents. Seller shall execute and deliver at the Closing to Buyer such bills of sale, assignments, affidavits, certificates and other instruments of transfer in a form reasonably acceptable to Seller's and Buyer's counsel to vest in Buyer good and marketable title to the Assets or transfer Buyer's interests under the Assumed Contracts. Buyer will execute and deliver at the Closing to Seller an assumption of the obligations under Assumed Contracts arising from and after the Closing Date and the Assumed Payables.

                  (b) Certificates of Origin. Seller shall deliver to Buyer Certificates of Origin or other evidences of title to the vehicles being purchased by Buyer, together with appropriate assignments thereof.

                  (c) Lease of the Premises and Tangible Personal Property. Seller and Buyer shall execute and deliver to each other (i) the Real Property Lease, and (b) the Personal Property Lease.

                  (d) UCC-3's. Seller shall deliver to Buyer such UCC-3 termination statements as may be necessary to reasonably evidence that Seller is transferring to Buyer title to the Assets as required herein or other arrangements therefor satisfactory to Buyer shall have been made with respect to any Liens on the Assets.

                  (e) Compliance Certificates. Seller and Buyer shall certify to the other that (i) each of its respective representations and warranties as set forth in this Agreement were true, complete and correct in all material respects and are true, complete and correct in all material respects as of the Closing Date (unless expressly stated to be as of an earlier date) and (ii) it has performed all of its respective obligations hereunder to be performed at or prior to the Closing in all material respects.

                  (f) Certificate of Secretary. Seller and Buyer shall deliver a Certificate of each of their respective corporate Secretary certifying the resolutions of their respective Boards of Directors approving the transactions contemplated by this Agreement.

         5.2 Determination of Purchase Price; Conduct of Inventory; Listings of Current Accounts Receivable and Assumed Payables. Immediately prior to the Closing, Buyer and Seller shall take a physical count and inventory of (or, in the case of the Parts and Accessories Inventory, update the inventory from the physical count take on March 5, 2003 to the mutual satisfaction of the parties) and determine the purchase price for: (i) the New RV Vehicle Inventory and determine the purchase price thereof under Section 1.1(a); (ii) the Used RV Vehicle Inventory and determine the purchase price thereof under Section 1.1(b); (iii) the Parts and Accessories Inventory and determine the purchase price thereof under Section 1.1(c); (iv) the Other Inventories and determine the purchase price thereof under Section 1.1(e); and (v) the Work in Process and determine the purchase price thereof pursuant to Section 1.1(f). To facilitate the continued operation of the Business, Buyer shall assume the current account payable of the Business, whether recorded or unrecorded (the "Assumed Payables"); provided that the aggregate amount of the recorded and unrecorded current accounts payable as of the Closing Date shall not exceed $80,000. Buyer shall receive a credit against the purchase price for the amount of the recorded Assumed Payables. At the Closing, Buyer and Seller shall mutually agree upon the schedules for the Current Accounts Receivable and the Assumed Payables. At Closing, Buyer and Seller shall execute and deliver a schedule that sets forth in detail the computation of the purchase price for the Assets and the deductions, reductions and offsets in or against the purchase price as provided in this Agreement.

         5.3 Application of Proceeds from Purchase Price; Payment of Remaining Purchase Price. Buyer shall apply such portion of the purchase price for the Assets as is necessary either to pay directly to the holders of the Liens on the Assets the amounts set forth in the Pay-off Letters or to assume such amounts on such terms as Buyer and such holders may agree. After application of the proceeds from the purchase price for the Assets as provided in the immediately preceding sentence and any other deductions or offsets as provided in this Agreement, Buyer shall pay Seller the remaining purchase price for the Assets in cash at the Closing.

         5.4 Proration of Expenses and Income; Payment of Closing Costs. All liabilities, costs and expenses, including but not limited to payroll, taxes, rent and utilities, incurred in the conduct of Seller's Business shall be prorated to the Closing Date with Seller having the responsibility for any such costs and expenses arising or accruing prior to the Closing Date and Buyer having the responsibility for such costs and expenses arising or accruing on and after the Closing Date. All income from the Business arising prior to the Closing Date shall belong to Seller and all income from the Business arising from and after the Closing Date shall belong to Seller. Buyer and Seller shall each pay their own legal, accounting and other expenses incurred by such party in connection with the transactions contemplated by this Agreement.

                                   SECTION 6
               NO ASSUMPTION OF LIABILITIES; AND INDEMNIFICATION

         6.1 No Assumption of Liabilities. Buyer is not assuming and shall not be obligated or liable for any of the expenses, liabilities, obligations, contracts or commitments of Seller except as expressly provided herein. If Buyer pays or performs any expense, liability, obligation, contract or commitment of Seller which Buyer did not expressly assume under this Agreement, Buyer shall be entitled to indemnification from Seller, pursuant to Section 6.2 hereof, provided, however, that Buyer will promptly notify Seller upon receipt of any such claim and will not pay or perform on such claim if Seller provides Buyer with assurances which are, in Buyer's reasonable determination, adequate to the effect that Seller will pay or perform what is properly due to the claimant.

         6.2 Indemnification of Buyer. Seller hereby indemnifies and holds harmless Buyer and its officers, directors, shareholders, employees and agents from, against and in respect of:

                  (a) Any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of any warranty, covenant, provision or term by Seller made or contained in this Agreement or any Exhibit hereto;

                  (b) The assertion against Buyer of any claim by any creditor of or claimant against Seller relating to an obligation or liability of Seller or to the operation, use or maintenance of the Assets, the Business, the Fixed Assets or the Premises arising prior to the Closing Date, except for (i) the Assumed Liabilities to the extent listed on the schedule thereof agreed at Closing, and (ii) claims for warranty service under the manufacturer's warranty for new vehicles sold in the Business prior to the Closing Date, which warranty service will be performed by Buyer and Buyer will seek reimbursement from the respective manufacturers under such manufacturer's policies; and

                  (c) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of any matter for which Buyer is indemnified under Section 6.2(a) or (b) hereof, including legal and accounting fees and expenses.

         6.3 Indemnification of Seller. Buyer does hereby indemnifies and holds harmless Seller, its shareholders, directors, officers, employees and agents, from, against and in respect of:

                  (a) Any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of any warranty, covenant, provision or term by Buyer made or contained in this Agreement or any Exhibit hereto;

                  (b) The assertion against Seller of any claim by any creditor of or claimant against Buyer relating to an obligation or liability of Buyer, including the Assumed Payables and Assumed Vacation, or to the operation, use or maintenance of the Assets, the Business, Fixed Assets or the Premises after the Closing Date or the Assumed Liabilities; and

                  (c) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of the matter for which Seller is indemnified under Section 6.3(a) or (b) hereof, including legal and accounting fees and expenses.

         6.4 Cooperation. In the event a party hereto (the "Indemnifying Party") is indemnifying the other party hereto (the "Indemnified Party"), the Indemnified Party agrees to provide the Indemnifying Party such cooperation, information or assistance as the Indemnifying Party may reasonably request.

         6.5 Defense of Claims; Settlement. The Indemnifying Party shall have the right to assume defense of and to settle any claim asserted by a third party against the Indemnified Party with counsel reasonably acceptable to the Indemnified Party so long as the Indemnifying Party is diligently defending such claim; provided, however, that the Indemnified Party, at its expense, may participate in such proceeding, and, provided further, that if there is an actual or potential material conflict of interest (which is not waived by the parties) of the counsel for the Indemnifying Party representing both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall also pay the legal expenses of the Indemnified Party for representation by separate counsel. The Indemnifying Party shall not settle any claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement requires no admission of liability on the part of the Indemnified Party and no assumption of any obligation or monetary payment for which the Indemnified Party has not been fully indemnified.

                                   SECTION 7
                             ADDITIONAL AGREEMENTS

         7.1 Obtaining Requisite Consents. Seller shall be responsible for obtaining the other Requisite Consents and Buyer will reasonably cooperate with Seller in Seller's efforts to obtain such consents.

         7.2 Access to Records; Assistance. Seller (i) shall give to Buyer and its attorneys, accountants or other authorized representatives, reasonable access during normal business hours (and without interfering with Seller's business) to Seller's employees, the Assets, the Premises, and the books, contracts, commitments and records (excluding financial statements) relating to Seller or the Business, (ii) shall furnish to Buyer during such period all such information concerning Seller, the Business, the Assets, the Assumed Contracts and the Premises as Buyer may reasonably request (excluding financial statements), and (iii) shall provide Buyer with reasonable administrative assistance in connection with such access and furnishing of information.

         7.3      Employees.

                  (a) Seller's employment of all employees of Seller shall terminate effective as of the Closing Date, except for Suzanne Burr, a manager of the Business, who shall remain employed by Seller and Seller will provide the services Ms. Burr on a full time basis at the location of the Business to assist in the transition of the Business during the 30 days immediately following the Closing Date and Buyer will reimburse Seller the sum of $3,800 at Closing as the reasonable cost for Seller to provide such services of Ms. Burr. Buyer may, but shall not be obligated to, offer to employ any such employee(s) of Seller. For a period of two years after the Closing, Seller will not offer employment to any employees of Seller who are terminated pursuant to the preceding sentence and accept employment with

         Buyer upon the Closing while such employees are employed by Buyer and for a period of six months after termination of such employment.

                  (b) All wages, salaries, vacation pay, sick pay, employee benefit contributions, post-retirement benefits and other fringe benefits, worker's compensation claims and all other employee benefits or employee related claims or liabilities with respect to all employees of Seller, including those who become employees of Buyer on the Closing Date, made, earned, accrued or arising exclusively during any period prior to the Closing Date, whether or not vested and whether or not reported prior thereto, shall be the responsibility and liability of Seller. All wages, salaries, vacation pay, employee benefit contributions, post-retirement benefits and other fringe benefits, worker's compensation claims and all other employee benefit or employee related claims or liabilities, with respect to employees of Seller who become employees of Buyer on the Closing Date, made, earned, accrued or arising at or after the Closing Date shall be the responsibility of and shall be the obligation of Buyer. Buyer shall have no liability or responsibility with respect to any employees of Seller prior to the Closing Date, including without limitation, any liability or responsibility for vacation, severance, assumption of COBRA, HIPAA certification, or WARN Act penalties and if Buyer assumes any such liability, Seller and Buyer shall adjust the purchase price payable hereunder by the amount thereof. For purposes of this Agreement, vacation and/or paid time off benefits which are subject to an employee remaining employed through a specified date or period will be deemed to have accrued through the Closing Date on a pro rata basis whether or not the employee has reached the date at which such benefits actually vest or are to be paid or allowed to or for the benefit of the employee (the "Accrued Vacation"). At Closing, Seller shall deliver to Buyer a schedule of the Accrued Vacation for each of Seller's employees in the Business (the "Accrued Vacation Schedule"). Such accrued benefits will be paid by Seller consistent with its benefit plan. Notwithstanding the foregoing, Buyer may elect to assume and honor the Accrued Vacation of those employees of Seller that Buyer hires, and, if Buyer has elected to assume such obligation, shall pay the employees for the Accrued Vacation obligation of Seller assumed by Buyer as set forth in the Accrued Vacation; provided that Buyer shall be entitled to a credit against the purchase price payable to Seller for the Asset in the aggregate dollar amount of Accrued Vacation obligations assumed by Buyer on Schedule 7.3(b) (the "Assumed Vacation Credit"). The amount of the vacation obligation so assumed by Buyer, based on the current pay scale at Closing, shall be a credit against the Purchase Price.

                  (c) Nothing contained in this Agreement shall be deemed to create a contract of employment between Buyer and any employee of Seller, and no provision of this Agreement shall be deemed to be for the benefit of any person other than the parties to this Agreement and their respective successors and assigns.

         7.4 Notices of Changes. Seller will promptly notify Buyer in the event that Seller has knowledge that any of the representations and warranties of Seller under Section 2 become materially in correct after the date hereof as if such representations and warranties were made as of such date.

         7.5 Non-competition. Seller and its parent company, Holiday RV Superstores, Inc., a Delaware corporation (the "Parent"), hereby agree that each will not directly or indirectly operate or have a financial interest in any person that owns or operates a business that sells or services recreation vehicles or parts or accessories for recreation vehicles within fifty miles of the city limits of the cities of Spartanburg, South Carolina and Greenville, South Carolina during the two year period commencing on the Closing Date.

                                   SECTION 8
                            MISCELLANEOUS PROVISIONS

         8.1      Termination. This Agreement may be terminated as follows:

                  (a)      By the mutual written agreement of Seller and Buyer;
         or

                  (b) By Buyer if Seller materially breaches any representation or warranty or fails to perform any of its obligations under this Agreement at or prior to the Closing; provided, however, that Seller shall have ten (10) business days to remedy any such breach or failure following written notice by Buyer to Seller specifying such breach or failure; or

                  (c) By Seller if Buyer materially breaches any representation or warranty or fails to perform any of its obligations at or prior to the Closing obligations under this Agreement; provided, however, that Buyer shall have ten (10) business days to remedy any such breach or failure following written notice by Seller specifying such breach or failure; or

                  (d) By Seller or Buyer if the Closing has not occurred by March 14, 2003; provided that a party in default of its obligations hereunder cannot terminate pursuant to this Section 8.1(d).

         8.2 Survival and Further Assurances. All representations and warranties made herein shall survive until the second anniversary of the Closing, except that the representations in Sections 2.1, 2.4, 2.6, 2.11, 2.12, 2.13, 3.1 and 3.2 shall survive for the period of all applicable statutes of limitations. Seller, from time to time, at the request of Buyer and without further consideration, shall execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Section 5 hereof, and take such other action as Buyer may reasonably require to more effectively transfer, convey and assign to and vest in Buyer and to put Buyer in possession of any asset or property, to be transferred, conveyed, assigned and delivered hereunder to Buyer by Seller or otherwise to effect the transactions contemplated hereby.

         8.3 Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         8.4 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         8.5 Notices. Any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been effectively given and received on the date personally delivered to the respective party to whom it is directed, or three (3) days after the date when deposited by registered or certified mail, with postage and charges prepaid and addressed to such party at its address below its signature to this Agreement. Any party may change its address by delivering a written change of address to all of the other parties in the manner set forth in this
Section 8.5.

         8.6 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement and duly executed by all parties.

         8.7 Severability of Provisions. If any term or provision of this Agreement is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

         8.8 Headings. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

         8.9 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

         8.10 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

         8.11 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns. Either party hereunder may assign its rights in or under this Agreement, but no such assignment shall relieve or release such party from its obligations hereunder.


           [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement, each as of the date first above written.


         SELLER:           HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC.


                           By:
                              -------------------------------------------------
                           Name: Casey L. Gunnell
                           Title: President
                           Address:  200 East Broward Boulevard, Suite 920
                                     Ft. Lauderdale, FL 33301


         BUYER:            HOLIDAY KAMPER COMPANY OF COLUMBIA, INC.


                           By:
                              -------------------------------------------------
                           Name: Kent Lester
                           Title: President
                           Address:  3630 Fernandina Road
                                     Columbia, SC 29210


         PARENT:           HOLIDAY RV SUPERSTORES, INC.
         (as to Section
         7.5)


                           By:
                              -------------------------------------------------
                           Name: Casey L. Gunnell
                           Title: Chief Executive Officer and President
                           Address:  200 East Broward Boulevard, Suite 920
                                     Ft. Lauderdale, FL 33301

                        INDEX OF SCHEDULES AND EXHIBITS


Schedule 1.1(h)            Assumed Contracts
Schedule 1.1(i)            Sales Orders
Schedule 2.2               Requisite Consents
Schedule 2.4               Litigation
Schedule 2.10              Labor Disputes
Schedule 2.12              Environmental Matters
Schedule 2.13              Compliance with Laws
Schedule 7.3(b)            Assumed Accrued Vacation



Exhibit A                  Form of Real Property Lease
Exhibit B                  Form of Personal Property Lease

                                   EXHIBIT A
                                       TO
                            ASSET PURCHASE AGREEMENT

                          FORM OF REAL PROPERTY LEASE

                                LEASE AGREEMENT


                                 By and between



                 HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC.

                                      and

                        HOLIDAY KAMPER OF COLUMBIA, INC.

                                 March 7, 2003

                               TABLE OF CONTENTS


ARTICLE 1 - DEMISE OF PREMISES....................................................................................1


ARTICLE 2 - TERM..................................................................................................2


ARTICLE 3 - RENT..................................................................................................2


ARTICLE 4 - TITLE AND CONDITION...................................................................................2


ARTICLE 5 - USE...................................................................................................3


ARTICLE 6 - NONTERMINABILITY......................................................................................3


ARTICLE 7 - ALTERATIONS...........................................................................................4


ARTICLE 8 - TRADE FIXTURES, TRADE.................................................................................4


ARTICLE 9 - CASUALTY AND CONDEMNATION.............................................................................4


ARTICLE 10 - MAINTENANCE AND REPAIRS..............................................................................6


ARTICLE 11 - TAXES AND COMPLIANCE WITH LAWS.......................................................................6


ARTICLE 12 - UTILITY CHARGES......................................................................................7


ARTICLE 13 - INSURANCE............................................................................................7


ARTICLE 14 - SUBORDINATION AND NON-DISTURBANCE....................................................................8


ARTICLE 15 - HOLDING OVER.........................................................................................8


ARTICLE 16 - DEFAULT BY LESSEE AND REMEDIES.......................................................................9


ARTICLE 17 - LIMITATION OF LANDLORD'S PERSONAL LIABILITY.........................................................10

ARTICLE 18 - RIGHT OF ENTRY......................................................................................10


ARTICLE 19 - LESSOR RELEASED FROM LIABILITY FOR DAMAGES..........................................................11


ARTICLE 20 - HOLD HARMLESS.......................................................................................11


ARTICLE 21 - SURRENDER...........................................................................................12


ARTICLE 22 - FULL NET RENT.......................................................................................12


ARTICLE 23 - SERVICE OF NOTICE...................................................................................12


ARTICLE 24 - SUCCESSORS AND ASSIGNS..............................................................................13


ARTICLE 25 - RECORDING...........................................................................................13


ARTICLE 26 - AMENDMENTS..........................................................................................13


ARTICLE 27 - ESTOPPEL CERTIFICATE................................................................................13


ARTICLE 28 - INVALIDITY OF PROVISIONS............................................................................14


ARTICLE 29 - CAPTIONS............................................................................................14


ARTICLE 30 - ENTIRE AGREEMENT....................................................................................14


ARTICLE 31 - MECHANIC'S LIENS....................................................................................14


ARTICLE 32 - WAIVER OF TRIAL BY JURY.............................................................................15


ARTICLE 33 - ENVIRONMENTAL MATTERS...............................................................................15


ARTICLE 34 - FINANCIAL STATEMENTS................................................................................17


ARTICLE 35 - QUIET ENJOYMENT.....................................................................................17

ARTICLE 36 - ASSIGNMENT AND SUBLETTING...........................................................................17


ARTICLE 37 - ADVANCES BY LESSOR..................................................................................18


ARTICLE 38 - NO MERGER...........................................................................................18


ARTICLE 39 - MISCELLANEOUS.......................................................................................18

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT, made and entered into as of the 7 day of March, 2003, by and between HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC., a South Carolina corporation (hereinafter referred to as "Lessor"), and HOLIDAY KAMPER OF COLUMBIA, INC., a South Carolina corporation (hereinafter referred to as "Lessee").

         Capitalized terms not otherwise defined when they first appear are defined in Appendix 1.

                                  WITNESSETH:

ARTICLE 1 - DEMISE OF PREMISES

         The Lessor, having full authority to make this lease and the agreements hereinafter set forth ("this Lease"), and in consideration of the rents herein agreed to be paid and of the covenants and agreements agreed to herein by Lessee hereby, demises and leases to Lessee and Lessee hereby leases from Lessor all of Lessor's right, title and interest in the premises and property located in the City of Spartanburg, County of Spartanburg and State of South Carolina, described as follows:



together with the building, improvements and fixtures located on said property (collectively, the "Improvements") and all rights, easements and appurtenances relating thereto. Said real property, Improvements, rights, easements and appurtenances are hereinafter referred to as the "Demised Premises."

         Lessee agrees that, during the term of this Lease, Lessee is obligated to and shall perform all obligations of the owner of the Demised Premises and pay all expenses which the owner of the Demised Premises may be required to pay in order to be in compliance with Legal Requirements and with any reciprocal easement agreement or any other agreement or document of record now, or of record in the future if created or filed by or with the consent of Lessee, affecting the Demised Premises (other than any security document filed by or relating to Mortgage), herein referred to collectively as the "REA", and that Lessee shall comply with all of the terms and conditions of Legal Requirements and the REA during the term of this Lease, to the extent such obligations, expenses, terms and conditions pertain to the Demised Premises.

ARTICLE 2 - TERM

         This Lease is for a term (the "Term") of ten (10) years commencing March 7, 2003 and ending March 7, 2013, unless sooner terminated according to the terms and conditions of this Lease. The Lessee is attempting to sell the business operated by the Lessee on the Demised Premises to the Lessor or an affiliate, assignee or designee of the Lessor, and the Term shall end on the date of consummation of such sale. In addition to the rights of the Lessor contained in Article 16 hereof, at the option of the Lessor, the Lessor may elect to terminate the Term in the event of a Change of Control, in the event Lessee ceases to use the Demised Premises for the purpose set forth in Article 5, or if Lessee abandons the Demised Premises.

ARTICLE 3 - RENT

         Lessee shall pay to Lessor annual base rent for the Demised Premises (the "Basic Rent") in the amount of Two Hundred Thirty Three Thousand Eight Hundred Eighty Dollars ($233,880) payable in equal monthly installments of Nineteen Thousand Four Hundred Ninety Dollars ($19,490). Rent shall be paid in advance on the first day of each and every calendar month during the term of this Lease. Basic Rent and Additional Rent as set forth in this Lease (collectively, the "Rent") shall be payable at the address of Lessor as set forth in Article 23 hereof, or at such other place of which Lessor shall have given Lessee written notice in accordance with Article 23 hereof. Rent for the month of March, 2003 shall be pro rated from the date on which Lessor acquires the Demised Premises. Rent shall be prepaid on the date of execution hereof so that the next monthly installment of rent shall be due on April 1, 2003.

         If any installment of Basic Rent is not paid within five (5) days after written notice is given by Lessor to Lessee that the same is overdue, Lessee shall pay to Lessor, on demand, as Additional Rent, an administrative late charge (the "Late Charge") equal to three percent (3%) on such overdue installment of Basic Rent. In addition, any amount payable pursuant to the terms of this Lease, as Basic Rent or otherwise, shall bear interest thereon from the date due until the date paid at five percent (5%) in excess of the "prime rate" as such rate is announced from time to time in the West Coast edition of the Wall Street Journal.

ARTICLE 4 - TITLE AND CONDITION

         The Demised Premises is demised and let to Lessee subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements, including any existing violations; and (iii) the condition of the Demised Premises as of the commencement of the Term, without representation or warranty by Lessor except that Lessor represents and warrants title against the lawful claims of others arising from the acts of Lessor (other than the lien and security interest of the Mortgage where the Mortgagee has executed an SNDA Agreement with Lessee).

         Lessee acknowledges and agrees that Lessee has examined the title to the Demised Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

ARTICLE 5 - USE

         Lessee shall use the Demised Premises as a recreational vehicle sales and service facility, uses ancillary thereto, and no other purpose. In the event zoning or other laws or ordinances regulating the use of the Demised Premises at any time during the initial lease term or any extension thereof shall be modified or changed, Lessee shall use the Demised Premises only for such purposes as comply with such laws or ordinances. Lessee agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Demised Premises or any use to be made thereof contrary to any Legal Requirements, the REA or the other provisions of this Lease. Lessee shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Premises or any part thereof, in a manner that would in any way violate any certificate of occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or that may make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Lessee, or that will cause or be likely to cause structural injury to any of the leased Improvements, or that will constitute a public or private nuisance or waste. Nothing in this Lease contained and no action or inaction by Lessor shall be deemed or construed to mean that Lessor has granted to Lessee any right, power or permission to do any act or to make any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Lessor in the Demised Premises.

ARTICLE 6 - NONTERMINABILITY; LESSOR'S RIGHT TO TERMINATE

                  (a) Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease, nor shall Lessee be entitled to any abatement or reduction of Rent hereunder, nor shall Lessee have the right to be released or discharged from any obligations or liabilities hereunder for any reason, including without limitation, any damage to or destruction of all or part of the Demised Premises; any restriction, deprivation or prevention of, or any interference with, any use or occupancy of the Demised Premises (or any defect in or failure of Lessor's title to the Demised Premises other than as a result of Lessor's intentional actions which dispossess Lessee of Lessee's possessory interest in the Demised Premises); any condemnation, requisition or other taking or sale of the use, occupancy or title to the Demised Premises; any action, omission or breach on the part of Lessor under this Lease or under any other agreement between Lessor and Lessee; the inadequacy or failure of this Lease to lease to Lessee the property intended to be leased hereby other than as a result of Lessor's actions; Lessee's acquisition of ownership of the Demised Premises or any sale or other disposition of the Demised Premises; the impossibility or illegality of performance by Lessor or Lessee or both; the failure of Lessor to deliver possession of the Demised Premises; any action of any court, administrative agency or other governmental authority; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding.

                  (b) Lessee will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, or any assignee of Lessor, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator, or any assignee of Lessor or by any court in any such proceeding, provided that this Lease is not rejected by or on behalf of Lessor or any assignee of Lessor. Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Demised Premises or to any abatement or deferment of any Basic Rent, Additional Rent or other sum payable hereunder, or for damage, loss or expense suffered by Lessee on account of any cause referred to in this Article or otherwise.

                  (c) In the event the Lessor's rights under this Lease are assigned or transferred to an entity owned or controlled by Stephen Adams, Lessor may, thereafter, terminate this lease upon five (5) business days prior notice to Lessee.

ARTICLE 7 - ALTERATIONS

         Subject to the consent of the Lessor, which consent shall not be unreasonably withheld provided that Lessee provides to the Lessor evidence that such alterations, additions and improvements will be completed and paid for in full, and subject to the consent of the Mortgagee, Lessee may, at Lessee's sole expense, make alterations, additions and improvements to the Demised Premises from time to time during the term of this Lease and shall have the right to erect and install such other or additional improvements, signs, and equipment on the Demised Premises as Lessee may deem desirable for conducting the business permitted by the terms of Article 5 hereof (any of the foregoing being called an "Alteration"). Lessee agrees that any Alteration shall be done in a good and workmanlike manner and in conformity with all Legal Requirements that materials of good quality shall be employed therein, that the structure of any building upon the Demised Premises shall not be endangered or impaired thereby, and that the Demised Premises will not be diminished in value thereby.

ARTICLE 8 - TRADE FIXTURES, TRADE

1.       MACHINERY & TRADE EQUIPMENT

         Lessee agrees that all trade fixtures, trade machinery, trade equipment, furniture or other personal property of whatever kind and nature kept or installed on the Demised Premises by Lessee shall be maintained and installed so as not to damage any of the Improvements. Any such fixtures, machinery, or equipment which have been affixed to the Improvements shall be, at the option of Lessor, considered a part of the Improvements. At the expiration of the term of this Lease, at the election of Lessor, Lessee shall remove all such trade fixtures, trade machinery, trade equipment or other property or, in the alternative, Lessor may deem such fixtures, machinery and other property abandoned by Lessee, in which event such personal property shall belong to Lessor.

ARTICLE 9 - CASUALTY AND CONDEMNATION

                  (a) As to the Demised Premises (and any part thereof), Lessee hereby assumes all risk of loss, damage or destruction, whether by fire or other hazard or casualty, or theft or vandalism, or by taking, condemnation, seizure, confiscation or requisition of use or title by any governmental body or authority or any Person legally vested with such powers. Lessee hereby assigns to Lessor, subject to the provisions of paragraphs (b) and (d) below, any award or insurance proceeds or other payment to which Lessee may become entitled by reason of its interest in the Demised Premises (excluding any interruption of business proceeds, moving expenses and trade fixtures) if the Demised Premises, or any portion thereof, is damaged, destroyed, lost or taken (i) by fire or other casualty, or (ii) by condemnation, requisition or other taking or occupancy of the Demised Premises on account of any actual or threatened eminent domain proceeding or other action by any authority, civil or military, having the power of eminent domain (any event described in such clauses (i) and (ii) being hereafter termed a "Destruction"). Lessee waives the right to make any claim in connection with any Destruction for Lessee's loss of leasehold estate created hereby, goodwill or the unamortized value of any Alterations made by Lessee after the date hereof. Lessor and the Mortgagee shall have the right, at Lessee's expense, to appear in any such proceeding or other action and negotiate, adjust and settle awards, settlements and recoveries without Lessee's approval; otherwise, Lessee shall at its cost and expense, in the name and behalf of Lessor, or Lessee, appear in any such proceeding or other action, to negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of any such Destruction and, subject to paragraph (b) below, to cause the same to be paid to the Mortgagee, if any pursuant to the terms of the Mortgage, and otherwise to Lessor.

                  (b) If there shall be a Destruction affecting the Demised Premises or any part thereof, then Lessee shall give prompt written notice of such Destruction to Lessor and the Mortgagee, including a description thereof in reasonable detail. Thereafter, Lessee shall, at Lessee's own cost and expense, proceed with diligence and promptness to carry out any work necessary to make the Demised Premises safe and secure, and shall restore, repair, replace, rebuild and/or improve the Demised Premises in order to restore the Demised Premises, as nearly as practicable, to a condition and fair market value not less than the condition required to be maintained hereunder and fair market value immediately prior to such Destruction, or alternatively, repair, rebuild and restore the same in accordance with such plans and specifications as are then generally in use by Lessee, provided, however, the repaired, rebuilt or replaced Improvements shall have a value not less than the value just prior to the Destruction. All construction work shall be undertaken and completed in the same manner as if the same were an Alteration; and all materials that are scrapped or removed from the Demised Premises in connection with such work may be dealt with by Lessee as its own property and Lessee shall be entitled to all salvage resulting therefrom.

                  (c) Except as expressly provided herein, Rent shall not abate hereunder by reason of any Destruction affecting the Demised Premises, and this Lease shall continue in full force and effect and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Destruction. Until such time as the Mortgage has been satisfied, in no event shall Lessee have any right to terminate this Lease due to any Destruction to the Demised Premises.

                  (d)      Notwithstanding the foregoing provisions of this
Article 9, during the term of the Mortgage, proceeds shall be assigned and made available to Lessee for the costs of restoration, but only in accordance with and to the extent made available to Lessor pursuant to the Mortgage. In the event that the Mortgagee does not make the proceeds available for restoration, Lessee may, upon thirty days' written notice to Lessee and Mortgagee, terminate this Lease, provided that, if, within such thirty day period, Mortgagee notifies Lessee that it will make the proceeds available (such proceeds to be disbursed in accordance with the procedures and all other requirements of the Mortgage, including, if applicable, the requirement that Lessee post any deficiency in restoration proceeds), Lessee's termination notice shall be null and void. In connection with the foregoing, Lessor hereby consents to the Mortgagee's making such disbursements directly to or at the request of Lessee at Mortgagee's option. In the event that there is a partial taking of the Demised Premises and condemnation proceeds are not made available to Lessee, Lessee shall be entitled, from and after the effective date of such condemnation, to an appropriate pro rata reduction of the Basic Rent payable hereunder which shall correspond to the pro rata reduction in the rentable square footage of the Demised Premises.

ARTICLE 10 - MAINTENANCE AND REPAIRS

         Lessee agrees at its expense to keep both the interior and exterior (including the foundation, roof, exterior walls or any structural part of the building) of the Demised Premises, including but not limited to parking areas, sidewalks and driveways, in good repair and in a clean and wholesome condition and to at all times fully comply with all health and police regulations in force and also will make at its own expense all additions, improvements, alterations, repairs and replacements on the Demised Premises and on and to the appurtenances and equipment thereof required by any Legal Requirements or Environmental Laws as required by Article 33 or which may be made necessary by the act or neglect of any other person or corporation (public or private) and will keep Lessor harmless and indemnified at all times against any loss, damage, cost or expense by reason of the failure so to do in any respect or by reason of any accident, loss or damage resulting to persons or property from any use which may be made of said premises or of any improvements at any time situated thereon or by reason or growing out of any act or thing done or omitted to be done by Lessee. Lessor shall not be required to maintain, alter, repair, rebuild or replace any improvements on the Demised Premises or to maintain the Demised Premises, and Lessee expressly waives the right to make repairs at the expense of Lessor pursuant to any law at any time in effect. Lessor shall have no obligation to incur any expense of any kind or character in connection with the management, operation or maintenance of the Demised Premises during the Term of this Lease. Notwithstanding the foregoing provisions of this Article 10, during the term of the Mortgage, proceeds of the reserves established by Lessor to fund repairs and replacements shall be made available to Lessee for such expenses, but only in accordance with and to the extent made available to Lessor pursuant to the Mortgage.

ARTICLE 11 - TAXES AND COMPLIANCE WITH LAWS

                  (a) Lessee shall pay, promptly and before they become delinquent, all taxes, assessments and other impositions general and special that become due and payable, regardless of when assessed, at any time during the term of this Lease upon or against the Demised Premises including the land and all building furniture, fixtures, equipment and improvements now or hereafter thereon which may be lawfully assessed either in the name of the Lessor or Lessee (collectively, "Taxes"). If a special assessment is levied against the Demised Premises, Lessee will only be responsible to pay installments during the term of this Lease. The taxes payable by Lessee in the first year of this Lease and the last year of the initial term or any final extension thereof shall be prorated to reflect the actual portion of the year that the Lease was actually in effect. The tax obligation shall be prorated from date of commencement to date of termination. Lessee shall also pay tax, if any, on Rent payments made hereunder, but not Lessor's income tax due to receipt of Rent. Notwithstanding the foregoing, during the term of the Mortgage, Lessee shall pay such Taxes and special assessments as Additional Rent, by means of equal monthly installments; such amounts are required to be deposited by Lessor with the Mortgagee pursuant to the Mortgage. Lessee agrees that Mortgagee's determination of the monthly payment on account of Taxes and special assessments shall be binding absent manifest error.

                  (b) At Lessee's sole cost and expense, Lessee shall perform and comply in all material respects with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Demised Premises and of any agency thereof, relating to the Demised Premises, or the improvements thereon, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Demised Premises, or the appurtenances to the Demised Premises, or the franchises and privileges connected therewith (collectively, "Legal Requirements"), whether or not such Legal Requirements shall necessitate structural changes, improvements, interference with use and enjoyment of the Demised Premises, replacements or repairs, extraordinary as well as ordinary, and Lessee shall so perform and comply, whether or not such Legal Requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such Legal Requirements are within the present contemplation of Lessor or Lessee.

                  (c) Subject to the requirements of the Mortgage (including any requirement for the posting of collateral or for obtaining the consent of the Mortgagee), Lessee shall have the right to contest, by appropriate legal proceedings, any Taxes and Legal Requirement and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, Lessor and the Demised Premises, (ii) no part of the Demised Premises nor any Basic Rent shall be interfered with or shall be in danger of being sold, forfeited, attached or lost, (iii) Lessee shall diligently prosecute such contest to a final settlement or conclusion, (iv) there shall be no risk of the imposition of criminal liability on Lessor or the Mortgagee for failure to comply therewith, and (v) Lessee shall satisfy any Legal Requirements with respect to such proceedings, including, if required, that the Taxes be paid in full before being contested. Lessee shall provide Lessor with written notice of any such contest.

ARTICLE 12 - UTILITY CHARGES

         Lessee shall pay promptly as and when the same become due and payable all rents, rates and charges for water, sewer, electricity, gas, fuel, heat and power and other utilities supplied to the Demised Premises or used by Lessee in connection therewith. In the event a utility easement is necessary to provide utility service necessary for the Lessee's use, the Lessor agrees to execute any reasonable utility easement grant.

ARTICLE 13 - INSURANCE

                  (a) Lessee shall, at its cost and expense, maintain or cause to be maintained property and liability insurance in such amounts and with such carriers as may be reasonably requested by the Lessor and, in any event, satisfying all insurance requirements of the Mortgage. At the option of Mortgagee, Lessor shall maintain such insurance coverage and Lessee shall pay the premiums therefor in equal monthly installments, as Additional Rent.

                  (b) Insurance certificates evidencing the policies required above shall be deposited with Lessor by Lessee on the date hereof, and thereafter no less frequently than thirty (30) days prior to the expiration of each such policy. Lessee also shall deliver insurance certificates evidencing the coverage required by this Lease to the Mortgagee, naming the Mortgagee as the certificate holder, the form and substance of such certificates to be sufficient to evidence compliance with the requirements of this Lease and to be issued by the insurer or a duly authorized agent of the insurer. Furthermore, Lessee shall be required to deliver certificates evidencing renewal policies of all insurance required under this Article, at least thirty (30) days prior to the expiration of the existing insurance period. All insurance policies and endorsements shall be fully prepaid and nonassessable. Except for Lessee's business interruption, moving expenses and trade fixtures insurance, Lessee shall not obtain any separate or additional insurance relating to the Demised Premises unless Lessor and the Mortgagee are insureds thereunder (as their interests may appear).

                  (c) Lessee shall comply with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease.

ARTICLE 14 - SUBORDINATION AND NON-DISTURBANCE

                  (a) Lessee hereby agrees that this Lease shall be subject and subordinate to the Mortgage without the necessity of any further instrument. Within ten (10) days after request therefor from Lessor, the Lessee agrees to enter into a subordination, non-disturbance and attornment agreement with the Mortgagee (a "SNDA Agreement") in such form as may be requested from time to time from by the Mortgagee.

                  (b) Notwithstanding Section 14(a), Lessee agrees, at the request of the Mortgagee, to attorn, from time to time, to the Mortgagee or any purchaser of the Demised Premises, for the remainder of the Term. The provisions of this paragraph shall inure to the benefit of such holder or such purchaser, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage (in which event the parties shall execute a new lease for the remainder of the Term on the same terms and conditions set forth herein), shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                  (c) Lessee hereby agrees to execute, from time to time, any instruments reasonably requested by the Mortgagee in confirmation of the foregoing provisions (a) and (b) hereof.

ARTICLE 15 - HOLDING OVER

         Should the Lessee hold over in possession at the expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease, but the tenancy thereafter shall continue on a month to month term upon the covenants and conditions herein set forth at Basic Rent equal to two (2) times the monthly rate of Rent in effect for the last month of the Term until terminated by either party, which notice shall be given thirty (30) days or more before such date.

ARTICLE 16 - DEFAULT BY LESSEE AND REMEDIES

                  (a) In the event of any failure of Lessee to pay any Rent or other amount due hereunder within ten (10) days after receipt of notice by certified mail, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than thirty (30) days after receipt of written notice of such default shall have been given to Lessee, or if Lessee shall become bankrupt, or file any debtor proceedings or take or have taken against Lessee in any court pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if Lessee makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Lessee shall abandon said premises, or suffer this Lease to be taken under any writ of execution, then Lessor, besides other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in Lessor's reasonable judgment in order to relet the Demised Premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable; upon each such reletting all rentals received by the Lessor from such reletting shall be applied first to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs; second, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedies it may have it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of Rent and other charges reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

                  (b) No receipt of moneys by Lessor from Lessee after a termination of this Lease by Lessor shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment Rent, it being agreed that after the commencement of suit for possession of the Demised Premises, or after final order or judgment for the possession of the Demised Premises, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Demised Premises or, at the election of Lessor, on account of Lessee's liability hereunder. Lessee hereby waives any and all rights of redemption provided by any law, statute or ordinance now in effect or which may hereafter be enacted.

                  (c) The word "re-enter," as used in this Lease, shall not be restricted to its technical legal meaning, but is used in the broadest sense. No such taking of possession of the Demised Premises by Lessor shall constitute an election to terminate the Term unless written notice of such intention be given to Lessee by Lessor or unless such termination be decreed by a court.

                  (d) If an action shall be brought for the enforcement of any provision of this Lease, Lessee shall pay to Lessor all costs and other expenses which may become payable as a result thereof, including reasonable attorneys' fees and expenses.

                  (e) In addition to the foregoing rights and remedies, Lessor shall have all those rights and remedies available to Lessor at law or in equity. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Lessor to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Receipt by Lessor of any Rent or any other sum payable hereunder with knowledge of the breach of any provision contained in this Lease shall not constitute a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless made under signature of an authorized representative of Lessor.

ARTICLE 17 - LIMITATION OF LANDLORD'S PERSONAL LIABILITY

         Lessee shall look solely to Lessor's interest in the Demised Premises for the recovery of any judgment against Lessor, and no other property or assets of Lessor or Lessor's partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease.

ARTICLE 18 - RIGHT OF ENTRY

         Lessor shall have the right to enter, at any reasonable time and place, to inspect the condition of the Demised Premises or for any other purpose in connection with this Lease.

ARTICLE 19 - LESSOR RELEASED FROM LIABILITY FOR DAMAGES

         Lessor shall not be responsible at any time or in any event for any latent defect, deterioration or change in the condition of the Demised Premises or for damage to the same. Lessor shall not be liable for any damages to property of Lessee caused by damage to the Demised Premises. Lessor shall not be liable for any injury or damage to persons or property whether caused by or resulting from falling plaster, dampness, any overflow or leaking upon or into the Demised Premises of water, rain, snow, steam, gas or electricity or any breakage of pipes, appliances or plumbing or breakage, leaking or obstruction of soil pipes nor for damage from any such source nor for interferences with light or other incorporeal hereditament.

ARTICLE 20 - HOLD HARMLESS

         Lessee shall pay, and shall protect, defend and indemnify Lessor, the Mortgagee, the successors and assigns of either and the trustees, beneficiaries, partners, shareholders, officers, directors, agents or employees of Lessor, the Mortgagee or any such successor or assign (each, an "Indemnified Party" and collectively, the "Indemnified Parties"), against and hold the Indemnified Parties harmless from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands or judgments of any nature (a) arising or alleged to arise from or in connection with the condition, use, operation, maintenance, subletting and management of the Demised Premises, (b) relating to the Demised Premises and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee or (c) arising or alleged to arise from or in connection with any of the following events: (i) any injury to, or death of, any person or any damage to or loss of property on the Demised Premises or growing out of or directly or indirectly connected with, ownership, use, nonuse, occupancy, operation, possession, condition, construction, repair or rebuilding of the Demised Premises or resulting from the condition of any thereof, (ii) any claims by third parties resulting from any violation or alleged violation by Lessee of (A) any provision of this Lease, or (B) any Legal Requirement or the REA, or (C) any other lease or agreement relating to the Demised Premises, or (D) any contract or agreement to which Lessee is a party or any restriction, law, ordinance or regulation, affecting the Demised Premises or the ownership, use, nonuse, occupancy, condition, operation, possession, construction, repair or rebuilding thereof, (iii) any contest permitted by Article 11; or (iv) Lessee's failure to pay in accordance with the terms and provisions hereof any item of Additional Rent, ground rent, if any, or other sums payable by Lessee hereunder. If Lessor, the Mortgagee, or any agent of Lessor or the Mortgagee, or any other Indemnified Party, shall be made a party to any such litigation commenced against Lessee, and if Lessee, at Lessee's expense, shall fail to provide Lessor or the Mortgagee or its agent or other Indemnified Party with counsel reasonably approved by such party within thirty (30) days written notice of such failure, Lessee shall pay all costs and reasonable attorney's fees and expenses incurred or paid by Lessor or the Mortgagee or its agent or other Indemnified Party in connection with such litigation.

ARTICLE 21 - SURRENDER

         At the expiration of the Term Lessee shall surrender the Demised Premises in as good a condition as it was at the beginning of the Term, reasonable use, wear and tear, and damages by the elements excepted. Lessee agrees that removal of any trade fixtures, trade machinery, trade equipment, or any of Lessee's personal property shall be done in a good and workmanlike manner in conformity with all laws, ordinances and regulations of all public authorities having jurisdiction, and that the Demised Premises will not be diminished in value thereby. No act or thing done by the Lessor or its agents during the term of this Lease shall be deemed an acceptance of the surrender to the Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by the Lessor. No employee or agent of the Lessor shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease and the delivery of the keys to any employee or agent of the Lessor shall not operate as a termination of this Lease or a surrender of the Demised Premises.

ARTICLE 22 - FULL NET RENT

         It is the purpose and intent of Lessor and Lessee that the Basic Rent shall be absolutely net to the Lessor, so that this Lease shall yield net to Lessor, the Basic Rent specified in Article 3 above in each year during the Term, and that all Additional Rent including without limitation all costs, impositions, insurance premiums, carrying charges, expenses, levies, assessments, taxes and obligations of every kind and nature whatsoever relating to the Demised Premises, or any improvements thereon or additions thereto, shall be paid by Lessee, excepting only principal and interest on any fee, mortgages, or other lien placed upon the premises by Lessor or income taxes, franchise taxes, or estate or transfer taxes of the Lessor, provided, however, that if at any time the present method of taxation or assessment shall be changed so that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate or the improvements thereon shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received therefrom or if any tax, franchise tax, assessment, imposition, levy or charge, or any part thereof, shall be measured by or based, in whole or in part, upon the present or any future building or buildings on or constituting a portion of the Demised Premises, and shall be imposed upon Lessor, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured and based, shall be deemed to be included within the term "Taxes" for the purpose hereof, and Lessee will pay and discharge the same as herein provided.

ARTICLE 23 - SERVICE OF NOTICE

         Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless the same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, and

         (a)      if intended for Lessor shall be addressed to:

                  Holiday RV Superstores of South Carolina, Inc.
                  200 E. Broward Street, Suite 920
                  Ft. Lauderdale, FL  33301
                  Attn:  Casey Gunnell

         (b)      if intended for Lessee shall be addressed to:

                  Holiday Kamper of Columbia, Inc.
                  3630 Fernandina Road
                  Columbia, SC 29210
                  Attn:  Kent Lester

or to such other address as either party may designate by notice given from time to time in accordance with this Article. Any notice given in accordance with the provisions of this Article shall be deemed to have been given as of the date such notice shall have been placed in the United States Postal Service. Rent shall be paid to Lessor at the same place where a notice to Lessor is herein required to be directed.

ARTICLE 24 - SUCCESSORS AND ASSIGNS

         The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective successors or assigns and shall run with the land.

ARTICLE 25 - RECORDING

         This Lease shall not be recorded. However, if either of the parties hereto desire to record a memorandum of this Lease, Lessor and Lessee agree to execute and deliver to the other a memorandum of this Lease containing only minimum requirements, which memorandum may then be recorded in the appropriate office of the County within which the Demised Premises is located.

ARTICLE 26 - AMENDMENTS

         No waivers, alterations, or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Lessor and Lessee and consented to by the Mortgagee.

ARTICLE 27 - ESTOPPEL CERTIFICATE

         Each party hereto agrees that at any time and from time to time during the term of this Lease, it will promptly, but in no event later than ten (10) days after request by the other party hereto, execute, acknowledge and deliver to such other party a certificate stating, to the best of such party's knowledge, (a) whether or not this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and setting forth any modifications); (b) the date to which Basic Rent, Additional Rent and other sums payable hereunder have been paid; (c) whether or not there is an existing default by Lessee in the payment of Basic Rent or any other sum required to be paid hereunder, and whether or not there is any other existing default by Lessee with respect to which a notice of default has been served or of which the signer has Actual Knowledge, and, if there is any such default, specifying the nature and extent thereof, (d) whether or not there are any existing setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate; (e) stating that Lessee is in possession of the Demised Premises or setting forth the parties in possession and identifying the instruments pursuant to which they took possession; and (f) stating such other information with respect to the Demised Premises and/or this Lease as may be reasonably requested. Any such certificate may be relied upon by Lessor and the Mortgagee and by any potential purchaser from the Lessor or the Mortgagee.

ARTICLE 28 - INVALIDITY OF PROVISIONS

         If any term, covenant, condition or provisions of this Lease or the application thereof to any person or circumstance shall, at any time, or to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 29 - CAPTIONS

         The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such articles of this Lease or in any way affect this Lease.

ARTICLE 30 - ENTIRE AGREEMENT

         This Lease supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Demised Premises and contains all of the covenants, agreements and other obligations between the said parties in respect to said premises.

ARTICLE 31 - MECHANIC'S LIENS

         Lessee shall promptly pay and discharge all costs and expenses of any work done in or on the Demised Premises by Lessee or its subtenants, and its and their agents, employees or contractors, and shall not do or fail to do any act which shall or may render the Demises

Premises or any part thereof subject to any mechanic's lien or other lien or security agreement or charge or chattel mortgage or conditional bill of sale or title retention agreement (hereinafter collectively called "Lien"), and if any Lien be filed against the Demised Premises, any Alterations, or any portion of any of the foregoing, Lessee shall, at Lessee's own cost and expense, within twenty (20) days after the filing of any such Lien, promptly take and prosecute all necessary proceedings to cause the same to be removed of record by bonding or otherwise; and, in default thereof, Lessor may, in addition to any other rights and remedies it may have by reason of Lessee's default, cause any such Lien to be removed or record by payment or bond or otherwise, as Lessor may elect, and Lessee shall reimburse Lessor as Additional Rent for all costs and expenses incidental to the removal of any such Lien incurred by Lessor, together with an administrative charge of ten percent (10%) thereof.

ARTICLE 32 - WAIVER OF TRIAL BY JURY

         LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN CONNECTED WITH THIS LEASE OR THE DEMISED PREMISES.

ARTICLE 33 - ENVIRONMENTAL MATTERS

                  (a) Promptly, upon receipt by Lessee of written notice of any violation of any Environmental Laws with respect to the Demised Premises or of the presence of Hazardous Substances in any portion of the Demised Premises in concentrations and conditions that constitute a violation of Environmental Laws, Lessee shall notify Lessor in writing of such condition. In the event of such violation, Lessee shall, not later than thirty (30) days after Lessee has Actual Knowledge of such violation, deliver to Lessor and the Mortgagee a certificate signed by an Executive Officer advising Lessor of such violation and at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the violation in accordance with all Legal Requirements. As soon as practicable, Lessee shall notify Lessor of Lessee's proposed remedial actions and, upon completion of remedial action by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a written report describing the violation and the actions taken by Lessee (or its agents) in response to such violation in reasonable detail, and a written statement by the consultant that the violation has been remedied in full compliance with all applicable Environmental Laws.

                  (b) Promptly, but in any event within ten (10) days from the date Lessor or Lessee has Actual Knowledge thereof, Lessor or Lessee, as the case may be, shall provide to the other written notice of any pending or threatened claim, action or proceeding involving any Environmental Laws or any release of Hazardous Substances on or in connection with the Demised Premises. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding. In addition, Lessor or Lessee, as the case may be, shall provide to the other, within ten (10) days of receipt, copies of all written communications with any governmental authority relating to any actual or asserted violation of Environmental Laws in connection with the Demised Premises. Lessor and Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by the other or by the Mortgagee. Failure by the Lessor to provide any such notices to Lessee shall not affect any of Lessee's obligations under this Lease, including its obligation hereunder, if any, to remediate any violation of Environmental Laws.

                  (c) Lessor or the Mortgagee, or their agents, employees, contractors, or representatives, shall have the right, but not the duty, at Lessee's sole cost and expense, to enter upon the Demised Premises to monitor and inspect any release of Hazardous Substances thereon or any violation, if any, of any applicable Environmental Laws relating thereto, if after being required to do so, Lessee fails to contest the allegations surrounding such violation or commence such remediation promptly thereafter and to continue diligently to effect such remediation or contest. In exercising its rights herein, each such party shall use reasonable efforts to minimize interference with Lessee's business but any such entry shall not constitute an eviction of Lessee, in whole or in part. If any governmental authority shall ever require testing to ascertain whether there has been a release or violation of Environmental Laws, then all of the costs thereof shall be paid by Lessee.

                  (d) Lessee will not cause or permit the use, release, generation, treatment, storage, recycling or disposal of any Hazardous Substances on the Demised Premises or the transportation of Hazardous Substances to or from the Demised Premises by the Lessee, its sublessees and/or its or their respective agents, employees, contractors or invitees other than
(i) in compliance with all applicable Environmental Laws and (ii) as necessary to use, operate and maintain the Demised Premises as is currently or may in the future be used in the operation of the Lessee's business, in compliance with applicable Environmental Laws.

                  (e) Lessee shall comply with all applicable Environmental Laws now or hereafter applicable to the use, modification, operation, construction or maintenance of the Demised Premises and Lessee shall have sole responsibility for all expenses. Lessee covenants that from and after the date of this Lease it shall not install or permit the installation by the Lessee, its sublessees, and/or its and their respective agents, employees, contractors and invitees, of any asbestos-containing materials in or on the Demised Premises and Lessee shall not construct or permit the construction or installation of any underground storage tanks or surface impoundments on the Demised Premises other than in compliance with Environmental Laws and shall cause any Alterations of the Demised Premises undertaken by, through or under Lessee to be done in a way so as to prevent exposure of persons working on or visiting the Demised Premises to Hazardous Substances in excess of safety levels established by any applicable Environmental Laws and so as not to result in liability under any applicable Environmental Laws. Lessee agrees that it will not store combustible or flammable materials on the Property in violation of Environmental Laws.

                  (f) Lessee shall obtain, at or prior to the time required by applicable Environmental Laws, all approvals and/or permits necessary for the full use, operation and maintenance of the Demised Premises and maintain such approvals and/or permits in full force and effect at all times.

                  (g) Lessee shall and hereby does agree to defend, indemnify and hold the Mortgagee and Lessor, their officers, directors, shareholders, partners, beneficial owners, trustees, members and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) any violation of Environmental Laws, (ii) release or threatened release of or failure to remove as required by paragraph (a) above, any Hazardous Substances at or from the Demised Premises or any portion or portions thereof, including any past or current release and any release or threatened release during the Term, whether or not arising out of or in any manner connected with Lessee's occupancy of the Demised Premises during the Term; provided the indemnifications contained herein shall not apply to the extent the foregoing matters arise out of the willful misconduct or gross negligence of Lessor or the Mortgagee and are not covered by the insurance required to be carried by Lessee hereunder.

ARTICLE 34 - FINANCIAL STATEMENTS

         Lessee will cause to be delivered to Lessor and the Mortgagee the following financial statements of Lessee:

                  (i) for any period that Lessee is a public company, as soon as practicable, copies of all regular, current or periodic reports (including reports on Form 10-K, Form 8-K and Form 10-Q) which Lessee is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission;

                  (ii) if Lessee shall not be a public company required to file such reports with the Securities and Exchange Commission, then within one hundred twenty (120) days after the end of each fiscal year, and within sixty
(60) days after the end of any other fiscal quarter, a consolidated statement of earnings, and a consolidated statement of changes in financial position, a consolidated statement of stockholders' equity, and a consolidated balance sheet of Lessee as at the end of each such year or fiscal quarter, in the form previously accepted by the Mortgagee; and

                  (iii) annually, and from time to time upon request, a report of Lessee's sales at the Demised Premises for the prior 12-month period, on a monthly basis.

ARTICLE 35 - QUIET ENJOYMENT

         So long as Lessee is not in default under this Lease, Lessor covenants that Lessee shall and may at all times peaceably and quietly have, hold and enjoy the Demised Premises during the Term of this Lease.

ARTICLE 36 - ASSIGNMENT AND SUBLETTING

                  (a) Lessee may not Transfer its interest in this Lease and may not sublet the Demised Premises in whole or in part without the prior written consent of Lessor and Mortgagee, and any attempt to do any of the foregoing without such consents shall be null and void and shall in no event operate to release Lessee from any of its obligations hereunder. For purposes of this provision, an "assignment" shall include the transfer of any direct or indirect interests in Lessee.

                  (b) Notwithstanding the foregoing, upon the occurrence of a default under this Lease by Lessee, Lessor shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Demised Premises, and Lessee hereby irrevocably and unconditionally assigns such rents and money to Lessor, which assignment may be exercised upon and after said default.

ARTICLE 37 - ADVANCES BY LESSOR

         If Lessee shall fail to make or perform any payment (other than the payment of Basic Rent) or act required by this Lease, then, upon ten (10) days' notice to Lessee (or upon shorter notice or no notice, to the extent necessary to meet an emergency or a governmental limitation), Lessor may at its option make such payment or perform such act for the account of Lessee, and Lessor shall not thereby be deemed to have waived any default or released Lessee from any obligation hereunder. Amounts so paid by Lessor and all incidental costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such payment or performance shall constitute Additional Rent and shall be paid by Lessee to Lessor on demand together with interest thereon at the rate of interest set forth in Article 3 hereof from the date of demand until the date of payment.

ARTICLE 38 - NO MERGER

         Lessee agrees that there shall be no merger of this Lease or of any sublease under this Lease or of any leasehold or subleasehold estate hereby or thereby created with the fee or any other estate or ownership interest in the Demised Premises or any part thereof by reason of the fact that the same entity may acquire or own or hold, directly or indirectly, (a) this Lease or any sublease or any leasehold or subleasehold estate created hereby or thereby or any interest in this Lease or any such sublease or in any such leasehold or subleasehold estate, and (b) the fee estate or other estate or ownership interest in the Demised Premises or any part thereof.

ARTICLE 39 - MISCELLANEOUS

         No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. This Lease and the rights and obligations in respect hereof shall be governed by, and construed and interpreted in accordance with, the laws of the state within which the Demised Premises is located. This Lease may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have set their hands to this instrument the day and year first above written.


LESSOR:                             LESSEE:


HOLIDAY RV SUPERSTORES OF           HOLIDAY KAMPER OF COLUMBIA, INC.
SOUTH CAROLINA, INC.


By:                                 By:
   ----------------------------        ----------------------------------------
Name: Casey L. Gunnell              Name: Kent Lester
Title: President                    Title:  President

                                   APPENDIX I


                                  DEFINITIONS

         Actual Knowledge by the Lessee with respect to any matter means knowledge of such matter by an Executive Officer after due inquiry. Actual Knowledge shall be presumed conclusively as to the content of any notice to Lessee made in accordance with the provisions of this Lease.

         Additional Rent. All amounts which Lessee is required to pay or discharge pursuant to this Lease in addition to Basic Rent (including, without limitation, amounts payable on account of Taxes pursuant to Article 11 and on account of insurance premiums pursuant to Article 13 and any amounts payable as liquidated damages pursuant to Article 16) together with every penalty, overdue interest and cost which may be added for nonpayment or late payment thereof

         Alteration is defined in Article 7.

         Basic Rent is defined in Article 3.

         Change of Control means

         (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Lessee (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Lessee entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Lessee or any of its subsidiaries, (y) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively of the Outstanding Common Stock and Outstanding Voting Securities in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be or (z) any acquisition by an individual, entity or group that, pursuant to Rule 13d-1 promulgated under the Exchange Act, is permitted to, and actually does, report its beneficial ownership of Outstanding Common Stock and Outstanding Voting Securities on Schedule 13G (or any successor Schedule); provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Common Stock and Outstanding Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section 2(a), such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Common Stock and Outstanding Voting Securities beneficially owned by it on such date; or

         (b) Individuals who, as of the date hereof, constitute Lessee's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Lessee's Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Lessee's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

         (c) There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation (or any parent thereof) resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; or

         (d) Approval by the shareholders of Lessee of a complete liquidation or dissolution of Lessee or the consummation of the sale or other disposition of all or substantially all of the assets of Lessee, other than to a corporation with respect to which, following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be.

         Demised Premises is defined in Article 1.

         Destruction is defined in Article 9.

         Environmental Laws means and includes but shall not be limited to the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et.

seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.) Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, including obligations under the common law, ordinances, rules, regulations and publications, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental protection, health and safety.

         Executive Officer means the President, Executive Vice President, Chief Financial Officer, Treasurer, Vice President or Director of Real Estate or if such office does not exist, its closest equivalent.

         Hazardous Substances means (i) those substances included within the definitions of identified as "hazardous substances," "hazardous materials," or "toxic substances" in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C.
ss. 9601 et seq.) (CERCLA), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 Stat. 1613) (SARA), the Resource Conservation and Recovery Act of 1976 (42 U.S.C., ss. 6901 et seq.)
(RCRA), the Occupational Safety and Health Act of 1970 (29 U.S.C. ss. 651 et seq.) (OSHA), and the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq., (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under applicable local, state or federal law, or the United States government, or which are classified as hazardous, toxic or as "special wastes" under federal, state or local laws or regulations.

         Improvements is defined in Article 1.

         Indemnified Parties is defined in Article 20.

         Late Charge is defined in Article 3.

         Legal Requirements is defined in Article 11.

         Lessee's Loss is defined in Article 9.

         Lien is defined in Article 31

         Mortgage means a mortgage/deed of trust and/or security agreement dated on or about the date hereof made by Lessor for the purchase of the Property, as such mortgage/deed of trust and/or security agreement may be modified, supplemented, split, consolidated, severed and/or restated from time to time and any first mortgage loan replacing or refinancing the Mortgage, regardless of the amount thereof.

         Mortgagee means the holder of the Mortgage.

         Permitted Encumbrances means, with respect to the Demised Premises:
(a) rights reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of the Demised Premises; (b) any liens thereon for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or material furnished in connection with the Demised Premises, which are not due and payable, or the amount or validity of which are being contested as permitted by Article 11 hereof and do not arise as a result of acts of Lessor, (c) easements, rights-of-way, servitudes, zoning laws, use regulations, and other similar reservations, rights and restrictions and other minor defects and irregularities in the title to the Demised Premises existing on the date of this Lease, (d) the lien of the Mortgage and any assignment of this Lease as further security for the note or notes secured by the Mortgage;
(e) all other matters affecting title existing on the date of this Lease as set forth in Exhibit A.

         Person means any individual, corporation, partnership, limited liability company, joint venture, joint stock company, trust, trustee of a trust, unincorporated organization or government or governmental authority, agency or political subdivision thereof.

         Taxes is defined in Article 11.

         Term is defined in Article 2 and includes any renewal options that are exercised.

         Transfer means an assignment, mortgage, pledge, transfer, sublease, license or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Demised Premises or any right, title or interest in or created by this Lease or the Demised Premises.

                                   EXHIBIT A

                             Permitted Encumbrances

                                   EXHIBIT B
                                       TO
                            ASSET PURCHASE AGREEMENT

                        FORM OF PERSONAL PROPERTY LEASE

                            PERSONAL PROPERTY LEASE

         THIS AGREEMENT, made and entered into as of March 7, 2003 by and between HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC., a South Carolina corporation ("Lessor"), and HOLIDAY KAMPER COMPANY OF COLUMBIA, INC., a South Carolina corporation (the "Lessee").

                                  WITNESSETH:

         WHEREAS, Lessor has the right to lease the personal property described on Schedule 1 attached hereto (the "Personal Property") constituting the tangible personal property, including furniture, equipment and other fixed assets, (other than inventories of goods) used in the operation of the recreation vehicle sales and service business that Lessor has heretofore operated in Spartanburg, South Carolina;

         WHEREAS, contemporaneous with the execution and delivery of this Lease, Lessor is selling the Business to Lessee pursuant to the asset purchase agreement dated March 7, 2003 between Lessor, as seller, and Lessee, as buyer; and

         WHEREAS, Lessor is willing to lease to Lessee, and Lessee is willing to rent from Lessor, the Personal Property upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereby agree as follows:

         Section 1. Lease of the Personal Property. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, the Personal Property upon the terms and conditions set forth in this Lease.

         Section 2. Term and Renewal. The term of this Lease shall be as described on Schedule 2 attached hereto.

         Section 3. Rent. The monthly rent for the Personal Property shall be in the amount as described on Schedule 2 attached hereto payable monthly in advance, on or before the first day of each month falling within the term of this Lease at the office of Lessor or its assigns or at such other place as Lessor may from time to time designate in writing, except that the monthly rental for the month in which this Lease commences shall be prorated for such month and paid on the commencement date, if such date is not the first day of a month.

         Section 4. Limited Warranties. LESSOR IS NOT THE MANUFACTURER OF THE PERSONAL PROPERTY NOR THE MANUFACTURER'S AGENT AND EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 16, LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE PERSONAL PROPERTY, INCLUDING BUT NOT LIMITED TO: THE MERCHANTABILITY OF THE PERSONAL PROPERTY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE; THE DESIGN OR CONDITION OF THE PERSONAL PROPERTY; THE QUALITY OR

CAPACITY OF THE PERSONAL PROPERTY; THE WORKMANSHIP IN THE PERSONAL PROPERTY; COMPLIANCE OF THE PERSONAL PROPERTY WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT; OR LATENT DEFECTS. Lessee has inspected the Personal Property, is fully knowledgeable of the condition and capabilities of the Personal Property and accepts the Personal Property "AS IS" and "WHERE IS" on the date hereof.

         Section 5. Title to and Location of Personal Property. Title to each item of Personal Property shall remain with Lessor at all times and Lessee shall have no right, title or interest therein except as expressly set forth in this Lease. Lessee shall, at its expense, keep the Personal Property free and clear from any and all claims, liens, encumbrances and legal processes of Lessee's creditors and other persons claiming any interest therein through Lessee. Lessor assumes no liability and makes no representation as to the treatment by Lessee of this Lease, the Personal Property or the rental payments for financial statement or tax purposes. All items of Personal Property shall at all times be and remain personal property notwithstanding that any item of Personal Property may now or hereafter be affixed to realty. Upon execution of this Lease, the Personal Property shall be located at the location specified in
Schedule 1 attached hereto and shall not thereafter be removed from such location without the prior written consent of Lessor. The Lessor shall be permitted to display notice of its ownership of the Personal Property by affixing to each item of Personal Property an identifying stencil or plate or any other indicia of ownership as Lessor may determine and Lessee will not alter, deface, cover or remove such ownership identification.

         Section 6.        Use of Personal Property, Inspection and Reports.
Lessee shall use the Personal Property in the operation of its recreation vehicle dealership located in Spartanburg, South Carolina, and for no other purpose and any such possession or use shall be in conformity with all applicable laws, any insurance policies pertaining to the Personal Property and sound business practice. Lessee shall pay all costs and expenses associated with the use, operation and possession of the Personal Property during the term hereof. Lessor shall have the right, upon reasonable prior notice to the Lessee and during the Lessee's regular business hours and without unreasonable disturbance of the business of Lessee, to inspect the Personal Property at the premises of Lessee or wherever the Personal Property may be located; provided however, Lessee shall not remove the Personal Property from the location hereinbefore described without the express written consent of Lessor. Lessee shall promptly notify Lessor of all details of any accident allegedly resulting from the use or operation thereof.

         Section 7. Further Assurances. Lessee shall execute and deliver to Lessor, upon Lessor's request, such additional instruments and assurances as Lessor deems necessary for the confirmation or perfection of this Lease and Lessor's rights hereunder. In furtherance thereof, Lessor may file or record this Lease or a financing statement with respect thereto so as to give notice to any interested parties. Any such filing or recording shall not be deemed evidence of any intent to create a security interest under the Uniform Commercial Code.

         Section 8. Risk of Loss. All risk of loss, damage, theft or destruction to each item of Personal Property shall be borne by the Lessee. No such loss, damage, theft or destruction of the Personal Property, in whole or in part, shall impair the obligations of Lessee under this Lease, all of which shall continue in full force and effect; and Lessee, at Lessee's option after consultation with Lessor, shall either (i) place the affected Personal Property in good repair, condition and working order or (ii) replace the same with like Personal Property in good repair, condition and working order. After compliance with the foregoing to Lessor's satisfaction, and provided Lessee is not in default under this Lease, Lessee shall be subrogated to Lessor's rights with respect to any insurance policies or claims for reimbursement by others with respect to such loss, damage, theft or destruction.

         Section 9. Maintenance and Repairs. Lessee shall, at its expense, maintain each item of Personal Property, and all replacements, additions, attachments and accessories with respect thereto, in good condition and working order, but shall not be responsible for normal wear and tear or depreciation resulting from the authorized use thereof. Without the prior written consent of Lessor, Lessee shall make no repair, replacement, alteration or attachment with respect to any item of Personal Property which interferes with the normal and satisfactory operation or maintenance thereof, or creates a safety hazard. All replacements, additions, attachments, accessories and repairs at any time made or placed upon or to the Personal Property shall become part of the Personal Property and shall be the property of Lessor.

         Section 10. Insurance. Lessee shall, at its own expense, (a) insure the Personal Property at all times against all hazards requested by Lessor, including but not limited to, fire, theft and extended coverage insurance, in an amount equal to the full replacement cost of the Personal Property and (b) carry public liability insurance with respect to the Personal Property and the use thereof, in such amounts and with such insurers as are satisfactory to Lessor and Lender. Such policies shall name Lessor and any lender to Lessor (the "Lender") as named insureds and shall be payable to Lessor and Lender as their interest may appear. Such policies of insurance shall be reasonably satisfactory to Lessor and Lender as to form. Such policies shall provide for at least ten (10) days' prior written notice of cancellation to Lessor. Lessee shall furnish Lessor and Lender with such certificates, policies or endorsements as Lessor may request as proof of such insurance. If Lessee shall not have provided the insurance required under this Paragraph, Lessor or Lender may secure and arrange the insurance required by this paragraph and in such event Lessee shall reimburse Lessor and Lender for the cost of such insurance. The proceeds of any fire, theft and extended coverage insurance with respect to the Personal Property shall be payable solely to Lessor and Lender, as their interests may appear and shall be applied by Lessor toward the payment of Lessee's obligations hereunder and any balance of the proceeds shall be the property of Lessor; provided that at Lessee's option such proceeds may be used for the repair or replacement of the affected Personal Property. Lessee shall also, at its expense, carry Worker's Compensation Insurance during the term of this Lease, which insurance shall be in amounts and on terms as are consistent with good business practice.

         Section 11. Taxes. Lessee will keep the Personal Property free and clear of all levies, liens and encumbrances and, as additional rent during the term of this Lease, shall pay all assessments, license fees, taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes) and all other governmental charges, fees, fines or penalties whatsoever, whether payable by Lessor or Lessee, on or relating to the Personal Property or the use, registration, rental, shipment, transportation, delivery, ownership or operation thereof, and on or relating to this Lease and any Schedules executed in connection herewith, and Lessee shall file all returns required therefor and furnish copies thereof to Lessor at its request; provided, however, that the foregoing shall not include any federal or state income or franchise taxes of Lessor.

         Section 12. Lessor's Performance of Lessee's Obligations. If Lessee shall fail to duly and promptly perform any of its obligations under this Lease, Lessor may, at its option, perform any act or make any payment which Lessor deems necessary for the maintenance and preservation of the Personal Property and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies and insurance, and all sums so paid or incurred by Lessor, together with interest as provided below, and any reasonable legal fees incurred by Lessor in connection therewith shall be additional rent under this Lease and payable by Lessee to Lessor on demand. The performance of any act or payment by Lessor as aforesaid shall not be deemed a waiver or release of any obligation or default on the part of Lessee.

         Section 13. Late Charges. If Lessee fails to duly pay any part of any rental payment or other sum to be paid to Lessor under this Lease, then Lessee shall pay interest on such delinquent payment from the due date until paid at the lower of one and one-half percent (1.5%) per month or, if less, the highest legal contract rate of interest allowed by law.

         Section 14. Indemnification. Lessee assumes liability for, and hereby agrees to indemnify, protect and keep harmless Lessor and Lender and their agents, employees, officers, directors, successors and assigns from and against, any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorneys' fees, of whatsoever kind and nature, arising out of (a) the use, possession, condition, operation (other than operation by Lessor), selection, delivery, leasing or return of any item of Personal Property regardless of where, how and by whom operated, or any failure on the part of Lessee to perform or comply with any conditions of this Lease during the term hereof, (b) the failure of Lessee to perform any of its obligations under this Lease, or
(c) any act of negligence of Lessee or any person or entity for whose acts Lessee is responsible. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or other termination of this Lease. Lessee is an independent contractor and nothing contained in this Lease shall authorize Lessee or any other person to operate any item of Personal Property so as to incur or impose any liability or obligation for or on behalf of Lessor.

         Section 15. No Offset. This Lease is a net lease and all rental payments shall be paid by Lessee irrespective of any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, Lender, the supplier of the Personal Property or any other party.

         Section 16. Quiet Enjoyment. Subject to Lessee performing its obligations under this Lease, Lessor covenants that Lessee shall have the right to use and possess the Personal Property under the terms of this Lease. In the event of a material breach by Lessor of its covenant of quiet enjoyment, Lessee may terminate this Lease without any further obligations other than the return of Personal Property to Lessor as provided in Paragraph 19.

         Section 17. Assignment by Lessee. Without Lessor's prior written consent, Lessee may not, by operation of law or otherwise, assign, transfer, pledge, hypothecate or otherwise dispose of any item of Personal Property or this Lease or any interest therein, or sublet or lend any item of Personal Property or permit the same to be used by anyone other than Lessee or Lessee's employees.

         Section 18. Assignment by Lessor. Lessee acknowledges that: (a) Lessor may assign, sell or encumber all or any other part of this Lease, the Personal Property and the rental payments hereunder; and (b) in the event of any such assignment of the Lease or the rental payments hereunder, and upon written notice thereof to Lessee, Lessee shall unconditionally pay directly to any such assignee all rentals and other sums due to or become due under this Lease. Notwithstanding the foregoing, any such assignment shall be subject to Lessee's right to possess and use the Personal Property so long as Lessee is not in default under this Lease and shall not release any of Lessor's obligations hereunder or any claim which Lessee has against Lessor.

         Section 19. Return of Personal Property. Upon expiration or sooner termination hereunder of the term of this Lease, Lessee shall, at its expense, deliver the Personal Property to any place as designated by Lessor in writing unless Lessee exercises its right of purchase under Section 5(b) hereof. All Personal Property so delivered by Lessee to Lessor will be in the same condition as when delivered to Lessor, reasonable wear and tear resulting from authorized use thereof alone excepted.

         Section 20. Events of Default. Lessee shall be in default under this Lease upon the happening of any of the following events or conditions ("Events of Default"): (a) the failure by Lessee to pay any installment of rent or any other indebtedness or obligation now or hereafter owed by Lessee to Lessor under this Lease; (b) default in the performance of any of Lessee's obligations, covenants, and agreements contained in Section 11 hereof or the lapse or termination of any insurance coverage required thereby; (c) default in the performance of any other obligation, covenant or liability contained in this Lease and the continuance of such default for thirty (30) days after written notice thereof by Lessor to Lessee; (d) any warranty, representation or statement made or furnished to Lessor by or on behalf of Lessee proves to have been false in any material respect when made or furnished; (e) the attempted sale or encumbrance by Lessee of any of the Personal Property, or the making of any levy, seizure or attachment thereof or thereon; or (f) dissolution, termination of existence, discontinuance of its business, insolvency, business failure, or appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by Lessee or the commencement of any proceedings under any bankruptcy, reorganization or arrangement laws by or against Lessee.

         Section 21. Remedies of Lessor. Upon the occurrence of any Event of Default and at any time thereafter (subject to any applicable grace provisions), Lessor may, without any further notice, exercise one or more of the following remedies, as Lessor in its sole discretion shall elect: (a) terminate this Lease as to any or all items of Personal Property; (b) take possession of the Personal Property wherever found, and for this purpose enter upon any premises of Lessee without any liability for suit, action or other proceeding by Lessee, and remove the same; (c) cause Lessee, at its expense, to promptly return the Personal Property to Lessor in the condition required herein; (d) use, hold, sell, lease or otherwise dispose of the Personal Property or any item thereof on the premises of Lessee or any other location without affecting the obligations of Lessee as provided in this Lease; (e) sell or lease the Personal Property, or any part thereof, at public auction or by private sale or lease at such time or times and upon such terms as Lessor may determine, free and clear of any rights of Lessee and, if notice thereof is required by law, any notice in writing of any such sale or lease by Lessor to Lessee not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof to Lessee; (f) proceed by appropriate action either by law or in equity to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof, including, without limitation, rentals for the greater of
(i) the period of any required notice for Lessee to return Personal Property to Lessor or (ii) the period from the date of default to the date of return of the Personal Property to Lessor; or (g) exercise any and all rights accruing to a Lessor under any applicable law upon a default by a Lessee. None of the remedies under this Lease are intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor in law or in equity. Any repossession or subsequent sale or lease by Lessor of any item of Personal Property shall not bar an action for a deficiency as herein provided and the bringing of an action or the entry of judgment against the Lessee shall not bar the Lessor's right to repossess any or all items of Personal Property. In the event of a default by Lessee hereunder and Lessor exercises any of the above remedies, Lessor shall use reasonable efforts to mitigate damages and any rental or other amounts received by Lessor shall offset the amounts owing from Lessee hereunder.

         Section 22. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition and unenforceable without invalidating the remaining provisions hereof. To the extent permitted by applicable law, Lessee hereby waives any provision of law which prohibits or renders unenforceable any provisions hereof in any respect.

         Section 23. Notices. Any notice, demand, request or other instrument which may be or is required to be made or given under this Lease shall either be delivered in person or sent by United States first class mail, postage prepaid, certified mail return receipt requested and addressed:

         If to Lessor:     Holiday RV Superstores of South Carolina, Inc.
                           200 E. Broward Street, Suite 920
                           Ft. Lauderdale, FL  33301
                           Attn:  Casey Gunnell

         If to Lessee:     Holiday Kamper of Columbia, Inc.
                           3630 Fernandina Road
                           Columbia, SC 29210
                           Attn:  Kent Lester

         Section 24. Amendments and Waivers. This Lease constitutes the entire agreement between Lessor and Lessee with respect to the Personal Property and the subject matter of this Lease except as otherwise provided herein. No term or provision of this Lease may be changed, waived, amended or terminated except by a written agreement signed by both Lessor and Lessee, except that Lessor may insert the serial number of any item of Personal Property on the appropriate Schedule after delivery thereof. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default whether similar in kind or otherwise.

         Section 25. Construction. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of Minnesota. The titles of the Paragraphs of this Lease are for convenience only and shall not define or limit any of the terms or provisions hereof. Time is of the essence in this Lease in each and all of its provisions.

         Section 26. Parties. Except as otherwise provided herein, the provisions of this Lease shall be binding upon, and inure to the benefit of, the assigns, representatives and successors of the Lessor and Lessee.

         Section 27. Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 28. Existing Warranties. To the extent that Lessor has warranties available to it from contractors, subcontractors, suppliers or other persons with respect to Personal Property, Lessor will take such steps as may be reasonably necessary or appropriate, in the event of any defects or damage which would be eligible for remediation under such warranties, to permit Lessee to enforce such warranties against such third persons.


            [The balance of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Lessor and Lessee have each caused this Lease to be duly executed the day and year first above written.


                               LESSOR:

                               HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC.


                               By:
                                  ---------------------------------------------
                               Name: Casey L. Gunnell
                               Title: President


                               LESSEE:

                               HOLIDAY KAMPER COMPANY OF COLUMBIA, INC.


                               By:
                                  ---------------------------------------------
                               Name: Kent Lester
                               Title: President

                                   SCHEDULE 1
                           ITEMS OF PERSONAL PROPERTY

                                   SCHEDULE 2

                                 TERM AND RENT


Term:

         Commencement Date:         March 7, 2003

         Expiration Date:           June 1, 2003 subject to renewal on a year
                                    to year basis at fair rental value of the Personal Property


Monthly Rent:                       $1.00